UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Inter-Tel (Delaware), Incorporated

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On July 26, 2007, Inter-Tel (Delaware), Incorporated issued a press release announcing that Institutional Shareholder Services (ISS), a leading independent proxy voting advisory service, has changed its previous recommendation and is now advising its clients to vote “FOR” Inter-Tel’s pending merger with Mitel Networks Corporation for $25.60 per Inter-Tel share in cash, which will be voted on at Inter-Tel’s Special Meeting of Stockholders on August 2, 2007.

A copy of the press release follows:

1615 SOUTH 52nd STREET, TEMPE, ARIZONA (480) 449-8900 FAX (480) 449-8929

NEWS RELEASE

For Release	July 26, 2007
Contact	(480) 449-8900	(212) 355-4449
	Norman Stout	Steve Frankel / Jeremy Jacobs
	Inter-Tel Chief Executive Officer	Joele Frank, Wilkinson Brimmer Katcher

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS THAT INTER-TEL

STOCKHOLDERS VOTE “FOR” MITEL MERGER

TEMPE, AZ., July 26, 2007 — Inter-Tel (Delaware), Incorporated (NASDAQ: INTL) today announced that Institutional Shareholder Services (ISS), a leading independent proxy voting advisory service, has changed its previous recommendation and is now advising its clients to vote the WHITE proxy card “FOR” Inter-Tel’s pending merger with Mitel Networks Corporation. ISS’ clients include hundreds of institutional investors, mutual funds, money managers and other fiduciaries.

As previously announced, Proxy Governance, Inc., another leading proxy advisory service, also recommends that Inter-Tel stockholders vote “FOR” the Mitel merger.

In recommending that Inter-Tel stockholders vote “FOR” the Mitel merger, ISS stated:

We note that since our initial analysis, new information regarding company’s 2QFY2007 financial performance (announced on July 23, 2007) and changes in the credit market, have raised concerns about the potential downside risk to Inter-Tel’s stock price, if the transaction is voted down. Based on our review of Inter-Tel’s 2QFY2007 fundamental performance, discussions with institutional investors, and implied valuations, we now recommend shareholders to vote FOR the proposed transaction.*

ISS also stated in its report that, in light of changed circumstances, “[W]e believe that the current [Mitel] offer is fair. Furthermore, the sustainability of a ‘transaction premium’ in the stock price now appears unlikely, as the recent weakness in the credit market reduces the likelihood of an alternative leveraged buyout offer. As such, we recommend shareholders vote FOR the proposed merger transaction.”*

“We are gratified that ISS agrees with us that the Mitel merger is in the best interest of Inter-Tel stockholders, especially in light of recent developments in our business, the intensely competitive landscape and rapidly consolidating industry in which we operate, the current debt financing environment, and the absence of any higher offer to buy the Company,” said Alexander L. Cappello, Inter-Tel’s Chairman. “The Special Committee conducted a full review of the Company’s strategic options during the last two years and believes that the Mitel transaction represents full and fair value for all Inter-Tel stockholders. We continue to believe, like ISS and Proxy Governance, that the Mitel merger is in the best interests of the Company and all of its stockholders, and urge stockholders to follow ISS’ recommendation by voting the WHITE proxy card FOR adoption of the merger agreement at the upcoming August 2, 2007 special meeting of stockholders.”

As previously announced on April 26, 2007, Inter-Tel entered into a definitive merger agreement whereby Mitel will acquire Inter-Tel for $25.60 per Inter-Tel share in cash, representing a total purchase price of approximately $723 million. The Company expects to close the transaction as promptly as practicable after the merger is approved by Inter-Tel’s stockholders at the Special Meeting, which will be held on August 2, 2007 at 10:00 am local time at Snell & Wilmer LLP, located at 400 East Van Buren Street, One Arizona Center, in Phoenix, Arizona.

Stockholders with questions or who need assistance in voting their shares may call the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834 (banks and brokers may call collect at 212-750-5833).

*Permission to use these quotes was neither sought nor obtained.

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning the pending acquisition of Inter-Tel by Mitel, among other things. Forward-looking statements are statements in the future tense or that include words such as “intends,” “believe”, “expect”, “proposed”, “anticipates” and words of similar import.

Forward-looking statements are based on assumptions, suppositions and uncertainties, as well as on management’s best possible evaluation of future events. However, actual results may differ materially from those reflected in forward-looking statements based on a number of factors, many of which are beyond the control of Inter-Tel. Such factors may include, without excluding other considerations, fluctuations in quarterly results, evolution in customer demand for Inter-Tel’s products and services, risks associated with the proposed acquisition by Mitel or the outcome of any discussions with or actions by Mr. Mihaylo, the impact of price pressures exerted by competitors, and general market trends or economic changes.

Additional Information

In connection with soliciting proxies for the pending Mitel merger, Inter-Tel filed a definitive proxy statement with the Securities and Exchange Commission on May 29, 2007 and a proxy supplement on July 10, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Copies of the definitive proxy statement, the proxy supplement and other documents filed by Inter-Tel can be obtained without charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Inter-Tel by contacting Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, AZ 85281, Telephone: 480-449-8900.

Inter-Tel and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger with Mitel. Information concerning the interests of Inter-Tel’s participants in the solicitation is included in the definitive proxy statement, the proxy supplement and related proxy materials for the Special Meeting of Stockholders, which is scheduled for August 2, 2007.

Inter-Tel and the Inter-Tel logo are trademarks of Inter-Tel (Delaware), Incorporated.

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